UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2023, micromobility.com Inc. (the “Company”) received an additional written notice of determination of delisting (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq ”) notifying the Company that, based on the market value of the Company’s class A common stock, par value $0.00001 per share (the “Common Stock”), the Company did not comply with the market value of listed securities requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Rule”). The Rule requires listed securities to maintain a market value of listed securities of not less than $35 million (the “Market Value of Listed Securities Requirement”), and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet the Market Value of Listed Securities Requirement exists if the deficiency continues for a period of 30 consecutive trading days. The Notice states that the Company’s failure to satisfy the Market Value of Listed Securities Requirement serves as an additional basis for delisting the Company’s listed securities and notifies the Company that the Nasdaq hearings panel (the “Panel”) will consider this deficiency in rendering a determination regarding the Company’s continued listing of its Common Stock on The Nasdaq Capital Market. In this regard, Nasdaq has requested- and the Company intends to present-its views with respect to this additional deficiency to the Panel in writing prior to November 7, 2023

The Notice has no immediate effect on the listing of the Common Stock on the Nasdaq Capital Market. The Company is monitoring the market value of listed securities of its Common Stock and considering options available to it to achieve compliance. The Company has previously submitted a plan of compliance to Nasdaq for the Panel’s consideration relating to the Market Value of Listed Securities Requirement.

The Panel has the authority to grant an additional extension period for compliance, but there can be no assurance that the Company will be granted more time to attempt to comply with the Market Value of Listed Securities Requirement or be able to regain or maintain compliance with Nasdaq listing standards.

The Notice does not signify imminent delisting and has no immediate effect on the listing or trading of the Company’s securities on The Nasdaq Capital Market, however the Company believes that if its Common Stock were to be delisted from the Nasdaq Capital Market, its warrants that are listed on the Nasdaq Capital Market under the symbol MCOMW would be concurrently delisted from the Nasdaq Capital Market.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer